Exhibit 10.20

PECO Energy Company

Supplemental Pension Benefit Plan

(Effective Date: November 1, 1981)

(As Amended and Restated Effective January 1, 2009)

PECO Energy Company (“PECO” or the “Company”) originally established the PECO Energy Company Deferred Compensation and Supplemental Pension Benefit Plan (the “Plan”). The outstanding shares of PECO were subsequently exchanged with shares of Exelon Corporation (“Exelon”) causing Exelon to become PECO’s parent (the “Share Exchange”). Immediately thereafter, Unicom Corporation merged with and into Exelon (the “Merger”). In connection with the Share Exchange and Merger, Exelon assumed sponsorship of the Plan. Effective January 1, 2001, the portion of the Plan that provided for elective deferrals of compensation and individual deferral accounts was merged into what is now known as the Exelon Corporation Deferred Compensation Plan. In order to reflect such merger and to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the Plan is hereby amended and restated as set forth herein, effective January 1, 2009, and shall thereafter be known as the PECO Energy Company Supplemental Pension Benefit Plan.

The purposes of this Plan are to permit the total pension payable to eligible key management and executive employees of PECO and its Subsidiaries (as defined in Paragraph 2), and select employees of PECO and its subsidiaries who exceed the to be determined on a basis that is no less favorable than other employees of PECO.

1. Administration. This Plan shall be administered by Exelon’s Director of Employee Benefit Plans and Programs, or such other person designated by Exelon’s Chief Human Resources Officer from time to time. The Plan Administrator shall have discretionary authority to interpret the Plan; make factual determinations; establish such rules and regulations of plan administration that it deems appropriate. The Plan Administrator’s decisions with respect to the construction, administration and interpretation of the Plan shall be conclusive and binding. The cost of the plan administration shall be paid by the Company, and shall not be charged against the benefits of Plan participants.

2. Eligibility. Eligibility under the Plan is restricted to executive, key management and other select employees of PECO and its Subsidiaries who participate in the PECO Energy Service Annuity Plan under the Exelon Corporation Retirement Program (the “Service Annuity Plan”) and who exceed the maximum benefit or maximum compensation limits of the Code. “Subsidiary” shall mean a corporation in which PECO owns, directly or indirectly, at least 50% of the combined voting power of all classes of stock entitled to vote, and which is approved by the Plan Administrator to participate in the Plan. Individuals who have accrued benefits under the Service Annuity Plan, and who elect to transfer from such plan to the Exelon Corporation Cash Balance Pension Plan, shall cease to participate in this Plan and shall have their supplemental pension benefits paid from the Exelon Corporation Supplemental Management Retirement Plan, and this Plan shall have no further obligation to provide supplemental benefits following such a transfer.

3. Supplemental Pension Benefit. The Plan will supplement a participant’s pension or preretirement death benefit payable under the PECO Service Annuity Plan (the “Service Annuity Plan”) by the amount which is the difference, if any, between such unreduced pension or pre-retirement death benefit and the unreduced monthly pension or preretirement death benefit which would have been payable under the Service Annuity Plan as if: (i) the provisions of that Plan were administered without regard to the maximum benefit limitations or the maximum compensation limitations imposed under the Code; (ii) for purposes of calculating the participant’s benefit under Section 3.1(a) of the Service Annuity Plan (the “2% accrued” formula), the participant’s salary with respect to earnings accrued prior to January 1, 2001, includes in the year payable (whether or not deferred) the amount of any award under PECO’s Management Incentive Compensation Plan or the prior Incentive Compensation Plan; (iii) for purposes of calculating the participant’s benefit under Section 3.1(b) of the Service Annuity Plan (the “minimum” formula), the participant’s annual base salary with respect to earnings accrued prior to January 1, 2001, includes the amount of any award under PECO’s Management Incentive Compensation Plan, whether paid currently or deferred, and in either case imputed ratably over the months worked by the participant in the year earned; and (iv) for purposes of both benefit formulas under the Service Annuity Plan, the participant’s salary had not been reduced (whether before or after the Effective Date) in connection with a deferral of cash compensation. In addition, with respect to earnings accrued prior to January 1, 2001, for any participant whose compensation was established by the Board, such supplemental benefit will also reflect the following adjustment: for purposes of calculating the participant’s benefit under Section 3.l(b) of the Service Annuity Plan (the “minimum” formula), the participant’s annual base salary shall include the amount of any award under PECO’s prior Incentive Compensation Plan, whether paid currently or deferred, and in either case imputed ratably over the months worked by the participant in the year earned. This supplemental benefit shall be adjusted in accordance with the provisions of the Service Annuity Plan with respect to age and service to reflect the benefit commencement date and, to the extent the Plan Administrator determines is appropriate, any post-retirement benefit increases with respect to benefits under the Service Annuity Plan.

4. Time and Manner of Payment.

(a) Time and Manner of Payment of Benefits Commencing Prior to January 1, 2009. The distribution of any Plan benefit that commenced prior to January 1, 2009 shall continue to be paid in accordance with the terms of the Plan as in effect as of the date such distribution commenced; provided, however, that in the case of benefits commencing on or after January 1, 2005, any such distribution shall be subject to administrative procedures established by the Company or the Plan Administrator for the purpose of to complying with Section 409A of the Code.

(b) Time and Manner of Payment of Grandfathered Benefits. All Plan benefits to which a Participant is entitled that had accrued and were vested as of December 31, 2004 (“Grandfathered Benefits”) shall be paid in accordance with this Paragraph 4(b), and such benefits are intended to be exempt from Section 409A of the Code, and the Plan shall be construed and administered in accordance with such intent. The portion of a Plan benefit that is the Grandfathered Benefit shall be determined in accordance with Treasury Regulation §1.409A-6(a)(3).

(i) Except as otherwise determined by the Plan Administrator, or as otherwise elected by the participant under this Paragraph, supplemental pension and death benefits will be in the same form and paid to the employee (or on his or her behalf, to his or her beneficiaries) in the same manner as payment of retirement and death benefits under the Service Annuity Plan.

(ii) (1) In any calendar year before the participant’s termination of employment, and in accordance with procedures established by the Plan Administrator, a participant may elect to receive the present value of the supplemental retirement benefit payable to the participant under Paragraph 3 in a lump sum upon the participant’s termination of employment.

(2) The present value of amounts payable in a lump sum pursuant to this Paragraph 4(b)(ii) will be actuarially determined by discounting the expected stream of annuity payments (based upon the life expectancy of the participant and, if applicable, the life expectancy of the participant’s beneficiary as provided under the Contingent Annuity Option of the Service Annuity Plan, determined as of the date of payment under the mortality table used in the most recent actuarial analysis of the Service Annuity Plan) at a rate equivalent to the Pension Benefit Guaranty Corporation (PBGC) Immediate Annuity Rate in effect on January 1 of the year of retirement. Such calculation shall reflect the Contingent Annuity Option benefit under the Service Annuity Plan if the participant otherwise satisfies the conditions for that benefit, but shall not reflect any possible post-retirement benefit increases; provided, however, that, if the participant’s Contingent Annuity Option election under the Service Annuity Plan is not irrevocable at the time the lump sum payment is made hereunder, the participant will receive an initial lump sum payment reflecting the Contingent Annuity Option resulting in the smallest lump sum payment from the Plan and, at age 65 (or at the participant’s death, if earlier), a payment will be made to the participant (or his or her beneficiary) equal to the balance due the participant (which shall be the present value of the difference between the value of the total pension payable to the participant or beneficiary at such time over the sum of the value of benefits payable to the participant or beneficiary under the Service Annuity Plan and the lump sum previously paid, taking into account the Contingent Annuity Option then in effect, the Contingent Annuity Option in effect between retirement and age 65, and increases in benefit payable under the Service Annuity Plan due to adjustment of Code limitations (which, for purposes of determining the amount of the Grandfathered Benefits, shall not take into account increases in such limitations after October 3, 2004), and reflecting the interest rate used to calculate the prior lump sum). The specific calculation methodology and manner of payment, which will be made in a manner acceptable to the Plan Administrator, will be applied in a uniform, non-discriminatory fashion. An election made pursuant to Paragraph 4(b)(ii)(1), once made, shall be irrevocable; provided, however, that a participant who made an election prior to June 1, 1993 to receive the entire supplemental retirement benefit payable to the participant hereunder in a lump sum may, while employed by PECO, make one subsequent election on or after June 1, 1993 to receive less than the full benefit in a lump sum, subject to the timing limitations described in Paragraph 4(b)(ii)(l).

(iii) (1) A participant may elect to have supplemental death benefits under Paragraph 3 paid to such beneficiary or beneficiaries as the participant may designate in writing, in the manner specified by the Plan Administrator. A change in beneficiary designation may be made at any time until the participant’s death, notwithstanding that the form and amount of the benefit may be fixed upon the participant’s termination of employment or other inter vivos determining event. In the absence of a written beneficiary designation, death benefits will be paid to the beneficiary or beneficiaries entitled to the participant’s survivor and death benefits under the Service Annuity Plan.

(2) Should a participant who has made a lump sum election as described in Paragraph 4(b)(ii)(1) prior to June 1, 1993 die between the time such election is made and the date payments are scheduled to begin, the present value of supplemental death benefits payable to the participant’s beneficiary under Paragraph 3 shall be paid in a lump sum to the participant’s beneficiary as soon as administratively practicable following the participant’s death; provided, however, that the participant has not made a contrary election pursuant to the following sentence. In accordance with procedures prescribed by the Plan Administrator, during his or her employment a participant (including a participant described in the preceding sentence), may elect, or revoke or change a prior election, to have the present value of all or a portion of the supplemental death benefits payable to the participant’s beneficiary under Paragraph 3 paid to the beneficiary in a lump sum as soon as administratively practicable following the participant’s death; provided, however, that such election, or revocation or change, will not be effective unless made in any calendar year prior to the year in which the participant dies and at least ninety (90) days prior to the date of such participant’s death.

(3) The present value of amounts payable in a lump sum pursuant to Paragraph 4(b)(iii) will be actuarially determined by discounting the expected stream of annuity payments (based upon the beneficiary’s life expectancy determined as of the date of payment under the mortality table used in the most recent actuarial analysis of the PECO Service Annuity Plan) at a rate equivalent to the Pension Benefit Guaranty Corporation (PBGC) Immediate Annuity Rate in effect on January 1 of the year of the participant’s death; provided, however, that a lump sum payable to the beneficiary of a participant who made a lump sum election under this Paragraph 4 prior to June 1, 1993 (even if such election was later modified, or revoked and reinstated, with respect to the participant’s beneficiary) shall be valued using the PBGC Immediate Annuity Rate in effect during the month such election was made, if the use of such rate would result in a larger lump sum payment.

(c) Time and Manner of Payment of Non-Grandfathered Benefits. All Plan benefits other than those payable pursuant to Paragraphs 4(a) and 4(b) shall be paid in accordance with this Paragraph 4(c), and such benefits (the “Non-Grandfathered Benefits”) are intended to comply with Section 409A of the Code, and the Plan shall be construed and administered in accordance with such intent.

(i) Elections of Time and Form of Payment. Subject to the delay in the receipt of payments pursuant to clause (iii) below, a participant’s Non-Grandfathered Benefit shall commence within ninety days after (A) the date of the participant’s separation from service, within the meaning of Section 409A of the Code, or (B) the later to occur of (I) the date of the participant’s separation from service and (II) the date on which the participant attains an age, not earlier than age 50 and not later than age 65, as elected by the participant in accordance with procedures prescribed by the Plan Administrator (such commencement date, the “Non-Grandfathered Commencement Date”). Each participant shall elect his or her Non-Grandfathered Commencement Date not later than 30 days after the first day of the calendar year immediately following the first year in which the participant accrues a Non-Grandfathered Benefit under the Plan; provided that (x) each person who is a participant in the Plan prior to December 31, 2008 shall be permitted to elect his or her Non-Grandfathered Commencement Date prior to December 31, 2008 in accordance with procedures prescribed by the Company and the transition rule set forth in IRS Notice 2005-1, Q&A-19(c), and extended in the preamble to regulations proposed under Section 409A of the Code, IRS Notice 2006-79 and IRS Notice 2007-86, which permits participants in deferred compensation plans to change the date on which deferred compensation is payable, and (y) to the extent a Non-Grandfathered Benefit provided under Paragraph 3 hereof is not an “excess benefit plan,” within the meaning of Treasury Regulation §1.409A-2(a)(7)(iii), the participant shall elect his or her Non-Grandfathered Commencement Date not later than 30 days after the date on which such participant first becomes eligible to participate in the Plan or any other plan that is aggregated with the Plan under Section 409A of the Code. Non-Grandfathered Benefits shall be paid in the form of a lump sum payment or as an annuity, as elected by the participant at the time the participant elects his or her Non-Grandfathered Commencement Date. A participant who elects to receive his or her Non-Grandfathered Benefit in the form of an annuity may elect the form of such annuity prior to the Non-Grandfathered Commencement Date in accordance with procedures prescribed by the Plan Administrator, provided that the form of annuity elected by the participant (1) is an annuity option that is available under the Qualified Plan at the time such election is made and (2) is the actuarial equivalent, within the meaning of Section 409A of the Code, of the single life annuity option available under the Qualified Plan.

(ii) Actuarial Adjustment of Non-Grandfathered Benefits. If a participant elects to receive his or her Non-Grandfathered Benefit in the form of a lump sum or an annuity other than a single life annuity for the life of the participant or if the participant’s Plan benefit is paid or commences earlier or later than the participant’s normal retirement date under the Service Annuity Plan, the participant’s Non-Grandfathered Benefit shall be actuarially adjusted to reflect such other form of pension benefit or pension starting date, or both, as the case may be, using the same actuarial factors that would be used to make comparable adjustments to the participant’s pension benefit under the Service Annuity Plan.

(iii) Six-Month Delay for Specified Employees. Pursuant to Section 409A of the Code, if payment of a participant’s Non-Grandfathered Benefit would commence as of the participant’s separation from service pursuant to clause (i) above and such participant is a “specified employee,” within the meaning of Section 409A of the Code, then no payments with respect to such benefit shall be made prior to the month following the six-month anniversary of such separation from service, and during such month (A) if the participant has elected annuity payments, the participant shall receive an initial payment equal to seven times the amount of the monthly payment determined in accordance with clause (i) or (ii) above, and thereafter the participant shall receive the regular monthly payments determined pursuant to clauses (i) and (ii) above and (B) if the participant elected a lump sum distribution shall receive such distribution plus interest for such six-month period using the discount rate for December of the year preceding the year that includes the distribution date. If a participant dies following the participant’s separation from service but prior to the commencement of payments pursuant to this clause (iii), the amount that would have been paid to the participant prior to the date of death, without regard to the six-month delay in payment pursuant to this clause (iii), shall be paid to the participant’s beneficiary within ninety (90) days after the last day of the calendar quarter that includes the date of the participant’s death.

(iv) Survivors’ Benefits. Any survivors’ benefit described in Paragraph 3 that is payable with respect to a Non-Grandfathered Benefit shall be payable in accordance with the form of payment election in effect for the participant and shall commence within 90 days after the date of the participant’s death.

5. Claims Procedure. In accordance with the regulations of the U.S. Department of Labor, the Plan Administrator shall (i) provide adequate notice in writing to any Participant or beneficiary whose claim for benefits is denied, setting forth the specific reasons for such denial and written in a manner calculated to be understood by such Participant or beneficiary and (ii) afford a reasonable opportunity to any Participant or beneficiary whose claim for benefits has been denied for a full and fair review by a designated officer of the Company of the decision denying the claim.

6. Amendment / Discontinuance. The Compensation Committee of Exelon or its designee shall have the exclusive authority to alter, amend, suspend, or terminate the Plan at any time; provided that, except as permitted by Section 409A of the Code, no such alteration, amendment, suspension, or termination shall result in the payment of benefits in any manner than is otherwise provided in this Plan.

7. No Right to Continued Employment. The Plan shall not confer upon any person any right to be continued in the employment of PECO

8. Non-Assignment of Benefits. Notwithstanding anything contained in the Plan to the contrary, it shall be a condition of the payment of benefits under this Plan that neither such benefits nor any portion thereof shall be assigned, alienated or transferred to any person voluntarily or by operation of any law, including any assignment, division or awarding of property under state domestic relations law (including community property law). If any person shall endeavor or purport to make any such assignment, alienation or transfer, amounts otherwise provided hereunder shall cease to be payable to any person

9. Governing Law. To the extent benefits provided under the Plan restore benefits reduced by application of the limitations contained in section 415 of the Code, the Plan is intended to be an excess benefit plan within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan is otherwise intended to constitute an unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and Department of Labor Regulation § 2520.104-23. The Plan shall be governed by the law of the Commonwealth of Pennsylvania, to the extent such law is not preempted by ERISA or other applicable federal law.

EXELON CORPORATION

Executive Vice President &
Chief Human Resources Officer

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